United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2002

DIGENE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28194	52-1536128

(State or Other	(Commission File	(IRS Employer
Jurisdiction of Incorporation)	Number)	Identification No.)

1201 Clopper Road
Gaithersburg, Maryland	20878

(Address of Principal	(Zip Code)
Executive Offices)

(301) 944-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

           On March 27, 2002, Digene Corporation, a Delaware corporation ("Digene"), issued a press release announcing that Cytyc Corporation, a Delaware corporation ("Cytyc"), is extending the expiration date of its offer to purchase for cash and stock all the outstanding shares of common stock of Digene. Cytyc's extension of the offer follows receipt on March 25, 2002 of a formal request for additional information and documentary material from the U.S. Federal Trade Commission with respect to Cytyc's proposed acquisition of Digene. The request for additional information was issued under the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). Digene intends to respond promptly to the information request.

           The exchange offer had been scheduled to expire on March 28, 2002 and is now scheduled to expire at 12:00 midnight, New York City time, on Thursday, April 11, 2002, unless further extended. Under the terms of the definitive merger agreement between the parties, Cytyc can extend the offer period for one or more successive extension periods not in excess of 10 business days each if, at the scheduled expiration date of the offer or any extension thereof, any of the conditions of the offer have not been satisfied or waived. Expiration or termination of the applicable waiting period under the HSR Act is a condition of the offer.

           A copy of the press release of March 27, 2002 is filed herewith as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS:

     (c)  Exhibits:

Exhibit No.	Description:

99.1	Press Release, dated March 27, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGENE CORPORATION (Registrant)

Date: March 27, 2002	/s/ Charles M. Fleischman By: Charles M. Fleischman Title: President and Chief Operating Officer and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release, dated March 27, 2002

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